Exhibit 10.38


                                  Memorandum of
                              Understanding between
                        Thermo-Mizer Environmental Corp.
                                       and
                                 The Ridge Group
                                 28 October 1997


1. Thermo-Mizer Environmental Corp. and its subsidiaries ("Thermo") wish to engage The Ridge Group ("Ridge"), as an investment banker, financial advisor and special consultant to Thermo and its Board of Directors.

2. In consideration for his services to Thermo, Independent will be paid a cash retainer by Thermo of $10,000 on the date hereof and on the first day of each month hereafter, commencing November 1, 1997.

     It is further understood and agreed that there may be "success fees" associated with certain projects which Independent may undertake for Thermo pursuant to this memorandum of understanding. Any success fee will be agreed to by Independent and Thermo's Board of Directors from time to time and as may be appropriate.

3. Thermo will reimburse Independent for all of his reasonable out-of-pocket expenses associated with the performance of his services to Thermo pursuant to this memorandum of understanding.

4. Independent will perform such services and render such advice to Thermo as its Board of Directors may from time to time request and to which Independent may reasonably agree. These services will initially include, but not be limited to:

     i. assistance in the development and drafting of business plans for Thermo and its operating units,

     ii. assisting Thermo in its communications with the investment community and helping to raise the investment community's awareness of Thermo, its plans and strategy,

     iii. evaluate financing strategies and identify financing alternatives for the support of Thermo and its subsidiaries business plans,

     iv. support and advise Thermo and its management in negotiations with: sources of financing, acquisition targets and strategic partners.

5. Pursuant to his work as an advisor to Thermo, Thermo will indemnify Independent in a form and substance mutually agreeable.

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